Exhibit 99.2

STATE STREET CORPORATION
Earnings Release Addendum
December 31, 2012

Table of Contents

GAAP-Basis Financial Information	Page

Consolidated Financial Highlights	1

Consolidated Results of Operations - quarters ended December 31, 2012, September 30, 2012 and December 31, 2011 and years ended December 31, 2012 and 2011	3

Consolidated Statement of Condition	4

Assets Under Custody and Administration, Assets Under Custody and Assets Under Management	5

Operating-Basis Financial Information

Reconciliations of Operating-Basis Financial Information - quarters ended December 31, 2012, September 30, 2012, and December 31, 2011	6

Reconciliations of Operating-Basis Financial Information - years ended December 31, 2012 and 2011	8

Capital

Regulatory Capital - December 31, 2012 and 2011	10

Capital Reconciliations - December 31, 2012 and 2011	11

Basel III Capital Reconciliation - December 31, 2012	12

This financial information should be read in conjunction with State Street's earnings news release dated January 18, 2013.

1

STATE STREET CORPORATION
Earnings Release Addendum
CONSOLIDATED FINANCIAL HIGHLIGHTS

	Quarters Ended			% Change
(Dollars in millions, except per share amounts or where otherwise noted)	December 31, 2012	September 30, 2012	December 31, 2011	Q4 2012 vs. Q3 2012	Q4 2012 vs. Q4 2011
Revenue:
Fee revenue	$1,806	$1,719	$1,667	5%	8%
Net interest revenue(1)	622	619	606	—	3
Net gains (losses) from sales of investment securities	26	24	59
Net losses from other-than-temporary impairment	(5)	(6)	(17)
Total revenue	2,449	2,356	2,315	4	6

Expenses:
Expenses from operations	1,714	1,664	1,636	3	5
Claims resolution(2)	—	(362)	—
Provisions for litigation exposure and other costs(3)	11	85	—
Acquisition and restructuring costs(4)	139	28	148
Total expenses	1,864	1,415	1,784	32	4

Net income	470	674	381	(30)	23
Net income available to common shareholders	468	654	371
Diluted earnings per common share	1.00	1.36	.76	(26)	32
Average diluted common shares outstanding (in thousands)	467,466	480,010	490,328
Cash dividends declared per common share	$.24	$.24	$.18
Closing price per share of common stock (at quarter end)	47.01	41.96	40.31

Ratios:
Return on average common equity	9.3%	13.3%	7.8%
Net interest margin, fully taxable-equivalent basis	1.48	1.53	1.55
Tier 1 risk-based capital	19.1	19.8	18.8
Total risk-based capital	20.6	21.3	20.5
Tier 1 leverage	7.1	7.6	7.3
Tier 1 common to risk-weighted assets(5)	17.1	17.8	16.8
Tangible common equity to tangible assets(5)	7.2	7.6	7.2
At Quarter End:
Assets under custody and administration(6) (in trillions)	$24.37	$23.44	$21.81
Assets under management (in trillions)	2.09	2.07	1.85

(1) Included discount accretion related to former conduit securities of $52 million, $40 million and $61 million for the quarters ended December 31, 2012, September 30, 2012 and December 31, 2011, respectively.
(2) Reflected a benefit related to claims associated with the Lehman Brothers bankruptcy.
(3) Quarter ended September 30, 2012 reflected a provision of $60 million for exposure related to previously disclosed litigation associated with asset management and securities lending, and a special one-time additional charitable contribution of $25 million.
(4) Quarters ended December 31, 2012 and December 31, 2011 primarily reflected restructuring charges, composed mainly of severance and benefits costs for targeted staff reductions related to expense control measures; aggregate acquisition and restructuring costs were partly offset by $40 million and $55 million, respectively, of indemnification benefits for income tax claims related to a 2010 acquisition.
(5) Ratios are non-GAAP financial measures. Refer to accompanying reconciliations for additional information.
(6) Included assets under custody of $17.81 trillion, $17.29 trillion and $15.86 trillion, respectively.

STATE STREET CORPORATION
Earnings Release Addendum

CONSOLIDATED FINANCIAL HIGHLIGHTS (Continued)

	Years Ended		% Change
(Dollars in millions, except per share amounts)	December 31, 2012	December 31, 2011	2012 vs. 2011
Revenue:
Fee revenue	$7,088	$7,194	(1)%
Net interest revenue(1)	2,538	2,333	9
Net gains from sales of investment securities(2)	55	140
Losses from other-than-temporary impairment	(32)	(73)
Total revenue	9,649	9,594	1

Expenses:
Expenses from operations	6,905	6,789	2
Claims resolution(3)	(362)	—
Provisions for litigation exposure and other costs(4)	118	—
Acquisition and restructuring costs(5)	225	269	(16)
Total expenses	6,886	7,058	(2)

Net income	2,061	1,920	7
Net income available to common shareholders	2,019	1,882
Diluted earnings per common share	4.20	3.79	11
Average diluted common shares outstanding (in thousands)	481,129	496,072
Cash dividends declared per common share	$.96	$.72
Return on average common equity	10.3%	10.0%
Net interest margin, fully taxable-equivalent basis	1.59	1.67

(1) Years ended December 31, 2012 and 2011 included discount accretion related to former conduit securities of $215 million and $220 million, respectively.
(2) Year ended December 31, 2012 included loss from sale of Greek investment securities of $46 million.
(3) Reflected a benefit related to claims associated with the Lehman Brothers bankruptcy.
(4) Reflected a net provision of $80 million for exposure primarily related to previously disclosed litigation associated with asset management and securities lending, a special one-time additional charitable contribution of $25 million, and a loss of $13 million related to a Lehman Brothers-related OREO property.
(5) Years ended December 31, 2012 and 2011 primarily reflected restructuring charges, composed mainly of severance and benefits costs for targeted staff reductions related to expense control measures and costs associated with the business operations and information technology transformation program; aggregate acquisition and restructuring costs were partly offset by $40 million and $55 million, respectively, for indemnification benefits for income tax claims related to a 2010 acquisition.

STATE STREET CORPORATION
Earnings Release Addendum
CONSOLIDATED RESULTS OF OPERATIONS

	Quarters ended					Years Ended
(Dollars in millions, except per share amounts)	December 31, 2012	September 30, 2012	December 31, 2011	Q4 2012 vs. Q3 2012	Q4 2012 vs. Q4 2011	December 31, 2012	December 31, 2011	% Change
Fee revenue:
Servicing fees	$1,150	$1,100	$1,057	5%	9%	$4,414	$4,382	1%
Management fees	260	251	202	4	29	993	917	8
Trading services	243	232	273	5	(11)	1,010	1,220	(17)
Securities finance	74	91	90	(19)	(18)	405	378	7
Processing fees and other	79	45	45	76	76	266	297	(10)
Total fee revenue	1,806	1,719	1,667	5	8	7,088	7,194	(1)
Net interest revenue:
Interest revenue	733	730	765	—	(4)	3,014	2,946	2
Interest expense	111	111	159	—	(30)	476	613	(22)
Net interest revenue	622	619	606	—	3	2,538	2,333	9
Gains (losses) related to investment securities, net:
Net gains (losses) from sales of investment securities	26	24	59			55	140
Losses from other-than-temporary impairment	(3)	(4)	(19)			(53)	(123)
Losses not related to credit	(2)	(2)	2			21	50
Gains (losses) related to investment securities, net	21	18	42			23	67
Total revenue	2,449	2,356	2,315	4	6	9,649	9,594	1
Provision for loan losses	(2)	—	(1)			(3)	—
Expenses:
Compensation and employee benefits	915	916	872	—	5	3,837	3,820	—
Information systems and communications	234	211	195	11	20	844	776	9
Transaction processing services	179	170	179	5	—	702	732	(4)
Occupancy	121	115	116	5	4	470	455	3
Claims resolution	—	(362)	—			(362)	—
Provisions for litigation exposure	(2)	60	—			80	—
Acquisition and restructuring costs	139	28	148	396	(6)	225	269	(16)
Other	278	277	274	—	1	1,090	1,006	8
Total expenses	1,864	1,415	1,784	32	4	6,886	7,058	(2)
Income before income tax expense	587	941	532	(38)	10	2,766	2,536	9
Income tax expense	117	267	151			705	616
Net income	$470	$674	$381	(30)	23	$2,061	$1,920	7
Adjustments to net income:
Dividends on preferred stock	$—	$(15)	$(7)			$(29)	$(20)
Earnings allocated to participating securities	(2)	(5)	(3)			(13)	(18)
Net income available to common shareholders	$468	$654	$371			$2,019	$1,882
Earnings per common share:
Basic	$1.02	$1.39	$.77	(27)	32	$4.25	$3.82	11
Diluted	1.00	1.36	.76	(26)	32	4.20	3.79	11
Average common shares outstanding (in thousands):
Basic	459,339	472,355	485,424			474,458	492,598
Diluted	467,466	480,010	490,328			481,129	496,072

STATE STREET CORPORATION
Earnings Release Addendum
CONSOLIDATED STATEMENT OF CONDITION

As of December 31,	2012	2011
(Dollars in millions, except share amounts)
Assets
Cash and due from banks	$2,590	$2,193
Interest-bearing deposits with banks	50,763	58,886
Securities purchased under resale agreements	5,016	7,045
Trading account assets	637	707
Investment securities available for sale	109,682	99,832
Investment securities held to maturity	11,379	9,321
Loans and leases (less allowance for losses of $22 and $22)	12,285	10,031
Premises and equipment	1,728	1,747
Accrued income receivable	1,970	1,822
Goodwill	5,977	5,645
Other intangible assets	2,539	2,459
Other assets	18,016	17,139
Total assets	$222,582	$216,827
Liabilities
Deposits:
Noninterest-bearing	$44,445	$59,229
Interest-bearing -- U.S.	19,201	7,148
Interest-bearing -- Non-U.S.	100,535	90,910
Total deposits	164,181	157,287
Securities sold under repurchase agreements	8,006	8,572
Federal funds purchased	399	656
Other short-term borrowings	4,502	4,766
Accrued expenses and other liabilities	17,236	18,017
Long-term debt	7,389	8,131
Total liabilities	201,713	197,429
Shareholders' Equity
Preferred stock, no par, 3,500,000 shares authorized:
Series C, 5,000 shares issued and outstanding	489	—
Series A, 5,001 shares issued and outstanding	—	500
Common stock, $1 par: 750,000,000 shares authorized; 503,900,268 and 503,965,849 shares issued	504	504
Surplus	9,667	9,557
Retained earnings	11,751	10,176
Accumulated other comprehensive gain (loss)	360	(659)
Treasury stock, at cost (45,238,208 and 16,541,985 shares)	(1,902)	(680)
Total shareholders' equity	20,869	19,398
Total liabilities and shareholders' equity	$222,582	$216,827

STATE STREET CORPORATION
Earnings Release Addendum
ASSETS UNDER CUSTODY AND ADMINISTRATION, ASSETS UNDER CUSTODY, AND ASSETS UNDER MANAGEMENT

	As of
(In billions)	December 31, 2012	September 30, 2012	December 31, 2011
Assets Under Custody and Administration
By Product Classification:
Mutual Funds	$5,852	$5,828	$5,265
Collective Funds	5,363	4,912	4,437
Pension Products	5,339	5,258	4,837
Insurance and Other Products	7,817	7,443	7,268
Total Assets Under Custody and Administration	$24,371	$23,441	$21,807
By Servicing Location:
U.S.	$17,711	$17,066	$15,745
Non-U.S.	6,660	6,375	6,062
Total Assets Under Custody and Administration	$24,371	$23,441	$21,807
Assets Under Custody(1)
By Product Classification:
Mutual Funds	$5,662	$5,619	$5,097
Collective Funds	4,045	3,853	3,430
Pension Products	4,054	4,016	3,723
Insurance and Other Products	4,045	3,799	3,613
Total Assets Under Custody	$17,806	$17,287	$15,863
By Servicing Location:
U.S.	$13,103	$12,919	$11,796
Non-U.S.	4,703	4,368	4,067
Total Assets Under Custody	$17,806	$17,287	$15,863
Assets Under Management
Passive:
Equities	$755	$727	$638
Fixed-Income	292	295	246
Exchange-Traded Funds(2)	340	336	274
Other(3)	211	199	195
Total Passive	1,598	1,557	1,353
Active:
Equities	52	51	50
Fixed-Income	17	18	19
Other	55	56	45
Total Active	124	125	114
Cash	367	383	378
Total Assets Under Management	$2,089	$2,065	$1,845

(1) Assets under custody are a component of assets under custody and administration presented above.
(2) Includes SPDR® Gold Fund for which State Street is not the investment manager, but acts as distribution agent.
(3) Includes currency, alternatives, assets passed to sub-advisors and multi-asset class solutions.

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION

     In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, referred to as GAAP, management also presents results on a non-GAAP, or "operating" basis, in order to highlight comparable financial trends and other characteristics with respect to State Street’s ongoing business operations from period to period. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations.

     Management believes that operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor's understanding and analysis of State Street's underlying financial performance and trends in addition to financial information prepared and reported in accordance with GAAP.

     This earnings release addendum includes financial information presented on a GAAP as well as on an operating basis, and provides reconciliations of operating-basis financial measures. The following tables reconcile operating-basis financial information presented in the earnings release to financial information prepared and reported in conformity with GAAP.

	Quarters Ended			% Change
(Dollars in millions, except per share amounts)	December 31, 2012	September 30, 2012	December 31, 2011	Q4 2012 vs. Q3 2012	Q4 2012 vs. Q4 2011
Total Revenue:
Total revenue, GAAP basis	$2,449	$2,356	$2,315	3.9%	5.8%
Net interest revenue adjustment (see below)	30	32	32
Tax-equivalent adjustment associated with tax-advantaged investments (see below)	36	39	15
Net interest revenue adjustment (see below)	(52)	(40)	(61)
Total revenue, operating basis(1) (2) (3) (4) (5)	$2,463	$2,387	$2,301	3.2	7.0

Processing Fees and Other Revenue:
Total processing fees and other revenue, GAAP basis	$79	$45	$45	76	76
Tax-equivalent adjustment associated with tax-advantaged investments	36	39	15
Total processing fees and other revenue, operating basis	$115	$84	$60	37	92

Net Interest Revenue:
Net interest revenue, GAAP basis	$622	$619	$606	—	3
Tax-equivalent adjustment associated with tax-exempt investment securities	30	32	32
Discount accretion related to former conduit securities	(52)	(40)	(61)
Net interest revenue, operating basis	$600	$611	$577	(2)	4

Expenses:
Total expenses, GAAP basis	$1,864	$1,415	$1,784	31.7	4.5
Benefit related to claims associated with Lehman bankruptcy	—	362	—
Provisions for litigation exposure and other costs	(11)	(60)	—
Special one-time additional charitable contribution	—	(25)	—
Acquisition costs	(25)	(13)	(25)
Indemnification benefits for income tax claims related to a 2010 acquisition	40	—	55
Restructuring charges	(154)	(15)	(178)
Total expenses, operating basis(1) (2)	$1,714	$1,664	$1,636	3.0	4.8

(1) For the quarters ended December 31, 2012 and September 30, 2012, positive operating leverage in the quarter-over-quarter comparison was approximately 20 basis points, based on an increase in total operating-basis revenue of 3.2% and an increase in total operating-basis expenses of 3.0%.
(2) For the quarters ended December 31, 2012 and 2011, positive operating leverage in the year-over-year comparison was approximately 220 basis points, based on an increase in total operating-basis revenue of 7.0% and an increase in total operating-basis expenses of 4.8%.
(3) For the quarter ended December 31, 2012, compensation and employee benefits expense of $915 million, as a percentage of total operating-basis revenue of $2.46 billion, was 37.2%; excluding the tax-equivalent adjustment of $36 million associated with tax-advantaged investments, such expense as a percentage of adjusted total operating-basis revenue of $2.43 billion was 37.7%.
(4) For the quarter ended September 30, 2012, compensation and employee benefits expense of $916 million, as a percentage of total operating-basis revenue of $2.39 billion, was 38.4%; excluding the tax-equivalent adjustment of $39 million associated with tax-advantaged investments, such expense as a percentage of adjusted total operating-basis revenue of $2.35 billion was 39.0%.
(5) For the quarter ended December 31, 2011, compensation and employee benefits expense of $872 million, as a percentage of total operating-basis revenue of $2.30 billion, was 37.9%; excluding the tax-equivalent adjustment of $15 million associated with tax-advantaged investments, such expense as a percentage of adjusted total operating-basis revenue of $2.29 billion was 38.1%.

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION (Continued)

	Quarters Ended			% Change
(Dollars in millions, except per share amounts)	December 31, 2012	September 30, 2012	December 31, 2011	Q4 2012 vs. Q3 2012	Q4 2012 vs. Q4 2011
Other Expenses:
Total other expenses, GAAP basis	$278	$277	$274	—	1
Special one-time additional charitable contribution	—	(25)	—
Loss related to Lehman Brothers-related OREO property	(13)	—	—
Total other expenses, operating basis	$265	$252	$274	5	(3)

Income Tax Expense:
Income tax expense, GAAP basis	$117	$267	$151
Tax-equivalent adjustments	66	71	47
Net tax effect of audit settlements associated with a 2010 acquisition	7	—	(55)
Net tax effect of non-operating adjustments	37	(107)	58
Income tax expense, operating basis	$227	$231	$201

Net Income Available to Common Shareholders:
Net income available to common shareholders, GAAP basis	$468	$654	$371	(28)	26
Net after-tax effect of non-operating adjustments to net interest revenue, expenses and income tax expense	53	(181)	83
Net income available to common shareholders, operating basis	$521	$473	$454	10	15

Diluted Earnings per Common Share:
Diluted earnings per common share, GAAP basis	$1.00	$1.36	$.76	(26)	32
Provisions for litigation exposure and other costs	.02	.08	—
Special one-time additional charitable contribution	—	.03	—
Acquisition costs, net	.03	.02	.04
Restructuring charges	.21	.02	.23
Benefit related to claims associated with Lehman bankruptcy	—	(.46)	—
Effect on income tax rate of non-operating adjustments	.02	(.01)	—
Discount accretion related to former conduit securities	(.07)	(.05)	(.08)
Tax effect of audit settlement associated with a 2010 acquisition	(.10)	—	—
Discrete tax benefit related to former conduit securities	—	—	(.02)
Diluted earnings per common share, operating basis	$1.11	$.99	$.93	12	19

Return on Average Common Equity:
Return on average common equity, GAAP basis	9.3%	13.3%	7.8%
Provisions for litigation exposure and other costs	0.1	0.7	—
Special one-time additional charitable contribution	—	0.3	—
Acquisition costs, net	0.3	0.2	0.4
Restructuring charges	2.0	0.2	2.3
Benefit related to claims associated with Lehman bankruptcy	—	(4.4)	—
Effect on income tax rate of non-operating adjustments	0.1	(0.2)	—
Discount accretion related to former conduit securities	(0.6)	(0.5)	(0.8)
Tax effect of audit settlement associated with a 2010 acquisition	(0.9)	—	—
Discrete tax benefit related to former conduit securities	—	—	(0.2)
Return on average common equity, operating basis	10.3%	9.6%	9.5%

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION (Continued)

	Years Ended		% Change
(Dollars in millions, except per share amounts)	December 31, 2012	December 31, 2011	2012 vs. 2011
Total Revenue:
Total revenue, GAAP basis	$9,649	$9,594	0.6%
Net interest revenue adjustment (see below)	124	128
Tax-equivalent adjustment associated with tax-advantaged investments (see below)	126	62
Loss on sale of Greek investment securities	46	—
Net interest revenue adjustment (see below)	(215)	(220)
Total revenue, operating basis(1) (2)	$9,730	$9,564	1.74

Processing Fees and Other Revenue:
Total processing fees and other revenue, GAAP basis	$266	$297	(10)
Tax-equivalent adjustment associated with tax-advantaged investments	126	62
Total processing fees and other revenue, operating basis	$392	$359	9

Net Interest Revenue:
Net interest revenue, GAAP basis	$2,538	$2,333	9
Tax-equivalent adjustment associated with tax-exempt investment securities	124	128
Discount accretion related to former conduit securities	(215)	(220)
Net interest revenue, operating basis	$2,447	$2,241	9

Gains (Losses) Related to Investment Securities, net:
Gains (losses) related to investment securities, net, GAAP basis	$23	$67
Loss on sale of Greek investment securities	46	—
Gains (losses) related to investment securities, net, operating basis	$69	$67	3

Expenses:
Total expenses, GAAP basis	$6,886	$7,058	(2.4)
Benefit related to claims associated with Lehman bankruptcy	362	—
Provisions for litigation exposure and other costs	(93)	—
Special one-time additional charitable contribution	(25)	—
Acquisition costs	(66)	(71)
Indemnification benefits for income tax claims related to a 2010 acquisition	40	55
Restructuring charges	(199)	(253)
Total expenses, operating basis(1)	$6,905	$6,789	1.71

(1) For the year ended December 31, 2012 and 2011, operating leverage in the year-over-year comparison was approximately 3 basis points, based on an increase in total operating-basis revenue of 1.74% and an increase in total operating-basis expenses of 1.71%.
(2) For the year ended December 31, 2012, compensation and employee benefits expense of $3.84 billion, as a percentage of total operating-basis revenue of $9.73 billion, was 39.4%.

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION (Continued)

		Years Ended		% Change
(Dollars in millions, except per share amounts)		December 31, 2012	December 31, 2011	2012 vs. 2011
Other Expenses:
Total other expenses, GAAP basis		$1,090	$1,006	8
	Special one-time additional charitable contribution	(25)	—
	Loss related to Lehman Brothers-related OREO property	(13)	—
Total other expenses, operating basis		$1,052	$1,006	5

Income Tax Expense:
Income tax expense, GAAP basis		$705	$616
	Tax-equivalent adjustments	250	190
	Net tax effect of audit settlements associated with a 2010 acquisition	7	(55)
	Net tax effect of non-operating adjustments	(74)	134
Income tax expense, operating basis		$888	$885

Net Income Available to Common Shareholders:
Net income available to common shareholders, GAAP basis		$2,019	$1,882	7
Net after-tax effect of non-operating adjustments to net interest revenue, net gains (losses) related to investment securities, expenses and income tax expense		(121)	(30)
Net income available to common shareholders, operating basis		$1,898	$1,852	2

Diluted Earnings per Common Share:
Diluted earnings per common share, GAAP basis		$4.20	$3.79	11
Add:	Loss on sale of Greek investment securities	.06	—
	Provisions for litigation exposure and other costs	.12	—
	Special one-time additional charitable contribution	.04	—
	Acquisition costs, net	.09	.10
	Restructuring charges	.27	.32
Less:	Benefit related to claims associated with Lehman bankruptcy	(.46)	—
	Discount accretion related to former conduit securities	(.27)	(.27)
	Tax effect of audit settlement associated with a 2010 acquisition	(.10)	—
	Discrete tax benefit related to former conduit securities	—	(.21)
Diluted earnings per common share, operating basis		$3.95	$3.73	6

Return on Average Common Equity:
Return on average common equity, GAAP basis		10.3%	10.0%
Add:	Loss on sale of Greek investment securities	0.1	—
	Provisions for litigation exposure and other costs	0.3	—
	Special one-time additional charitable contribution	0.1	—
	Acquisition costs, net	0.2	0.3
	Restructuring charges	0.7	0.8
Less:	Benefit related to claims associated with Lehman bankruptcy	(1.1)	—
	Discount accretion related to former conduit securities	(0.7)	(0.7)
	Tax effect of audit settlement associated with a 2010 acquisition	(0.2)	—
	Discrete tax benefit related to former conduit securities	—	(0.5)
Return on average common equity, operating basis		9.7%	9.9%

STATE STREET CORPORATION
Earnings Release Addendum
REGULATORY CAPITAL

     This earnings release addendum includes capital ratios in addition to, or adjusted from, those calculated in accordance with currently applicable regulatory requirements. These include capital ratios based on tangible common equity and tier 1 risk-based common capital, as well as capital ratios adjusted to reflect our estimate of the impact of the proposed Basel III capital requirements. These non-regulatory and adjusted capital measures are non-GAAP financial measures. Management currently evaluates the non-GAAP capital ratios presented in this earnings release addendum to aid in its understanding of State Street’s capital position under a variety of standards, including currently applicable and evolving regulatory requirements. Management believes that the use of the non-GAAP capital ratios described in this earnings release addendum similarly aids in an investor's understanding of State Street's capital position and therefore is of interest to investors.

     The total risk-based capital, tier 1 risk-based capital and tier 1 leverage ratios, as applicable, are each calculated in accordance with currently applicable regulatory requirements. The total risk-based capital, tier 1 risk-based capital and tier 1 leverage ratios are used regularly by bank regulatory authorities to evaluate State Street's capital adequacy. The tangible common equity, or TCE, ratio is an additional capital ratio that management believes provides additional context for understanding and assessing State Street's capital adequacy. The tier 1 risk-based common, or tier 1 common, ratio is used by the Federal Reserve in connection with its capital assessment and review programs.

     The TCE ratio is calculated by dividing consolidated total common shareholders’ equity by consolidated total assets, after reducing both amounts by goodwill and other intangible assets net of related deferred taxes. Total assets reflected in the TCE ratio also exclude cash balances on deposit at the Federal Reserve Bank and other central banks in excess of required reserves. The TCE ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and adjusted tangible assets are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the TCE ratios as of December 31, 2012 and December 31, 2011 are provided in this earnings release addendum.

     The tier 1 common ratio is calculated by dividing (a) tier 1 risk-based capital, which is calculated in accordance with currently applicable regulatory requirements, less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities, by (b) total risk-weighted assets, which assets are calculated in accordance with currently applicable regulatory requirements. The tier 1 common ratio is not required by GAAP or on a recurring basis by bank regulations. Management is currently monitoring this ratio, along with the other capital ratios described in this earnings release addendum, in evaluating State Street’s capital levels and believes that, at this time, the ratio may be of interest to investors. Reconciliations with respect to the tier 1 common ratios as of December 31, 2012 and December 31, 2011 are provided in this earnings release addendum.

The following table presents State Street's regulatory capital ratios and underlying components, calculated in accordance with currently applicable regulatory requirements.

As of December 31,	2012	2011
(Dollars in millions)
RATIOS:
Tier 1 risk-based capital	19.1%	18.8%
Total risk-based capital	20.6%	20.5
Tier 1 leverage	7.1	7.3

Supporting Calculations:

Tier 1 risk-based capital	$13,760	$13,644
Total risk-weighted assets	71,907	72,418
Tier 1 risk-based capital ratio	19.1%	18.8%

Total risk-based capital	$14,829	$14,842
Total risk-weighted assets	71,907	72,418
Total risk-based capital ratio	20.6%	20.5%

Tier 1 risk-based capital	$13,760	$13,644
Adjusted quarterly average assets	192,817	186,336
Tier 1 leverage ratio	7.1%	7.3%

STATE STREET CORPORATION
Earnings Release Addendum
Reconciliations of Tangible Common Equity and Tier 1 Common Ratios

The following table presents the calculations of State Street's ratios of tangible common equity to total tangible assets and its ratios of tier 1 common capital to total risk-weighted assets.

As of December 31,		2012	2011
(Dollars in millions)
Consolidated Total Assets		$222,582	$216,827
Less:
Goodwill		5,977	5,645
Other intangible assets		2,539	2,459
Excess reserves held at central banks		41,112	50,094
Adjusted assets		172,954	158,629
Plus deferred tax liabilities		699	757
Total tangible assets	A	$173,653	$159,386
Consolidated Total Common Shareholders' Equity		$20,380	$18,898
Less:
Goodwill		5,977	5,645
Other intangible assets		2,539	2,459
Adjusted equity		11,864	10,794
Plus deferred tax liabilities		699	757
Total tangible common equity	B	$12,563	$11,551
Tangible common equity ratio	B/A	7.2%	7.2%
Tier 1 Risk-based Capital		$13,760	$13,644
Less:
Trust preferred securities		950	950
Preferred stock		489	500
Tier 1 common capital	C	$12,321	$12,194
Total risk-weighted assets	D	$71,907	$72,418
Ratio of tier 1 common capital to total risk-weighted assets	C/D	17.1%	16.8%

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATION OF TIER 1 COMMON RATIO

The following table reconciles State Street's tier 1 common ratio, calculated in accordance with currently applicable regulatory guidelines, to State Street's estimated tier 1 common ratio calculated in accordance with the U.S. Basel III Notices of Proposed Rulemaking, or NPRs, as State Street currently understands the impact of those proposed requirements.

As of December 31, 2012 (Dollars in millions)	Currently Applicable Regulatory Requirements (1)		Basel III NPRs with Impact of SSFA (2)	Basel III NPRs with SSFA and Run-Off/Reinvestment (3)

Tier 1 risk-based capital	$13,760		$13,252	$13,252
Less:
Trust preferred securities	950		713	713
Preferred stock	489		489	489
Plus:
Other	—		60	60
Tier 1 common capital	12,321	B	12,110	12,110

Total risk-weighted assets	71,907	C	112,484	102,120

Tier 1 common ratio	17.1%	B/C	10.8%	11.9%

(1) The tier 1 common ratio was calculated by dividing (a) tier 1 risk-based capital, calculated in accordance with currently applicable regulatory requirements, less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities (tier 1 common capital) by (b) total risk-weighted assets, calculated in accordance with currently applicable regulatory requirements.

In June 2012, U.S. banking regulators issued three concurrent NPRs. These NPRs propose to revise the current U.S. regulatory capital framework and incorporate previous changes made by the Basel Committee on Banking Supervision to the Basel capital framework. The NPRs also propose to implement relevant provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and restructure the U.S. capital rules into a harmonized, codified regulatory capital framework. The industry comment period for the NPRs ended on October 22, 2012.

Footnotes (2) and (3) below describe State Street's estimated tier 1 common ratio as it would be affected by the NPRs, primarily the application of the Simplified Supervisory Formula Approach, or SSFA, as well as the estimated effect of anticipated run-off and reinvestment through December 2014, all as of December 31, 2012. These estimates are subject to change based on regulatory clarifications, further analysis, the results of industry comment on the NPRs and other factors.

(2) For purposes of the calculations in accordance with the NPRs, capital and total risk-weighted assets were calculated using State Street’s estimates, based on the provisions of the NPRs expected to affect capital in 2013. The tier 1 common ratio was calculated by dividing (a) tier 1 common capital (as described in footnote (1)), but with tier 1 risk-based capital calculated in accordance with the NPRs, by (b) total risk-weighted assets, calculated in accordance with the NPRs. While U.S. banking regulators have issued the NPRs, there remains considerable uncertainty concerning the timing for finalization and implementation of Basel III in the U.S. When finalized, the proposed rules may reflect modifications or adjustments. Therefore, State Street’s current understanding of the NPRs, as reflected above, may differ from the ultimate application upon implementation of Basel III in the U.S.

• Tier 1 risk-based capital decreased by $508 million, as a result of applying the estimated effect of the NPRs to tier 1 risk-based capital of $13.760 billion as of December 31, 2012.
• Tier 1 common capital used in the calculation of the tier 1 common ratio was $12.110 billion, reflecting the adjustments to tier 1 risk-based capital described in the first bullet above. Tier 1 common capital used in the calculation was therefore calculated as adjusted tier 1 risk-based capital of $13.252 billion less non-common elements of capital, composed of trust preferred securities of $713 million, preferred stock of $489 million, and other adjustments of $60 million as of December 31, 2012, resulting in tier 1 common capital of $12.110 billion. As of December 31, 2012, there was no qualifying minority interest in subsidiaries.
• Total risk-weighted assets used in the calculation of the tier 1 common ratio increased by $40.577 billion as a result of applying the provisions of the NPRs, primarily the estimated impact of the SSFA, to total risk-weighted assets of $71.907 billion as of December 31, 2012.

(3) Presents ratios calculated in accordance with the NPRs, as described in footnote (2), and incorporates the effect of anticipated run-off of investment securities as they mature or pay down and are replaced by subsequent reinvestment into new securities from January 2013 through December 2014. The net impact of run-off and subsequent reinvestment is estimated to reduce total risk-weighted assets by $10.364 billion, from $112.484 billion to $102.120 billion.